UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, Esports Entertainment Group, Inc. (the “Company”), entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company can acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix (the “Helix Units”), making Helix a wholly owned subsidiary of the Company.

As consideration for the Helix Units, the Company agreed to pay the Helix Equity Holders $17,000,000 (the “Helix Purchase Price”), to be paid fifty percent (50%) in shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) (the “Helix Share Consideration”), and fifty percent (50%) in cash (the “Helix Cash Consideration”. The per share price of the Common Stock issuable as Helix Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the Helix Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25(which is $5.675); and (B) is the Closing Base Price.

The Closing under the Helix Purchase Agreement is subject to the simultaneous closing under an equity purchase agreement (the “GGC Purchase Agreement”) among the Company, ggCircuit LLC, an Indiana limited liability company(“GGC”) and the equity holders of GGC (the “GGC Equity Holders”), the principal terms of which are described below. The Closing is also subject to (i) the completion of an opinion (the “Fairness Opinion”) respecting the fairness of the consideration to be paid by the Company and received by the Helix Equity Holders and the GGC Equity Holders pursuant to the Helix Purchase Agreement and the GGC Purchase Agreement from a financial point of view; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of Helix and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the Helix Share Consideration and GGC Share Consideration(as defined below) in satisfaction of NASDAQ Rule 5635(a).

The parties to the Helix Purchase Agreement may terminate the Helix Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the Helix Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the Helix Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of Helix and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of Helix and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by Helix and the Helix Equity Holders to the Company prior to the execution of the Helix Purchase Agreement.

In connection with the negotiation of the Helix Purchase Agreement, the Company advanced an aggregate of $400,000 to Helix during 2020 in the form of loans (the “Loans”). Upon execution of the Helix Purchase Agreement, the Company paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the Helix Purchase Price for the Loans and if the Closing takes place prior to April 30, 2021 the Company will receive a full credit against the Helix Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the Helix Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the Loans and the Operating Expense Payments may be forgiven.

The Helix Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

ggCIRCUIT LLC Purchase Agreement

On January 22, 2021, the Company entered into the GGC Purchase Agreement whereby the Company can acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC (the “GGC Units”), making GGC a wholly owned subsidiary of the Company.

As consideration for the GGC Units, the Company agreed to pay the GGC Equity Holders $26,000,000 (the “GGC Purchase Price”) to be paid fifty percent (50%) in shares of Common Stock (the “GGC Share Consideration”), and fifty percent (50%) in cash (the “GGC Cash Consideration”) The per share price of the Common Stock issuable as GGC Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the GGC Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25(which is $5.675); and (B) is the Closing Base Price.

The Closing under the GGC Purchase Agreement is subject to the simultaneous closing under the Helix Purchase Agreement. The Closing is also subject to (i) the completion of the Fairness Opinion; (ii) an audit, as of and for the two years ending December 31, 2019, and a financial review, for the nine month periods ended September 30, 2019 and 2020, of GGC and affiliated entities; and (iii) the approval of the Company’s shareholders to the issuance of the GGC Share Consideration and Helix Share Consideration in satisfaction of NASDAQ Rule 5635(a).

The parties to the GGC Purchase Agreement may terminate the GGC Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix and GGC of $43,000,000 and, based thereon, the Company is no longer willing to pay the GGC Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. The Company can also terminate the GGC Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of GGC and affiliated entities, it is not satisfied, with the results thereof; (ii) the audit and/or review of GGC and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by GGC and the GGC Equity Holders to the Company prior to the execution of the GGC Purchase Agreement.

In connection with the negotiation of the GGC Purchase Agreement, the Company advanced an aggregate of $600,000 to GGC during 2020 in the form of loans (the “Loans”). Upon execution of the GGC Purchase Agreement, the Company paid GGC an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments’). If the Closing takes place on or prior to May 14, 2021, the Company will receive a full credit against the GGC Purchase Price for the Loans and if the Closing takes place prior to April 30, 2021 the Company will receive a full credit against the GGC Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, the Company shall receive a credit against the GGC Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the Loans and the Operating Expense Payments may be forgiven.

The GGC Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Helix Purchase Agreement and the GGC Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Helix Purchase Agreement and the GGC Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On January 25, 2020, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and Helix Holdings, LLC
10.2	Equity Purchase Agreement, dated January 22, 2021, by and between Esports Entertainment Group, Inc. and ggCIRCUIT LLC
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated:	January 27, 2021	By:	/s/ Grant Johnson
Grant Johnson
Chief Executive Officer